Exhibit 14.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-120202) of América Móvil, S.A. de C.V. (“América Móvil”) and Radiomóvil Dipsa, S.A. de C.V. of our report dated February 20, 2003, except for Note 17, which is dated March 4, 2003, with respect to the consolidated financial statements for the year ended December 31, 2002 of America Central Tel, S.A. and Subsidiaries included in the Annual Report (Form 20-F) of América Móvil for the year ended December 31, 2004.

Guatemala,

June 24, 2005